Exhibit 99.2

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2023 and 2022

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED BALANCE SHEETS (UNAUDITED)

	September 30	December 31
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$30,633,190	$26,523,350
Accounts receivable-oil and gas sales and other	16,859,511	30,393,393
Prepaid expenses and other current assets	1,033,141	765,488
Total current assets	48,525,842	57,682,231

Property:
Oil and gas properties	666,463,108	660,404,232
Accumulated depletion	(125,032,364)	(101,043,279)
Impairment	(164,532,161)	(164,532,161)
Total oil and gas properties, net	376,898,583	394,828,792
Total assets	$425,424,425	$452,511,023

Liabilities and Partner’s equity

Current liabilities:
Accounts payable and accrued expenses	$—	$1,620,000

Commitments and contingencies (Note 3)

Partners’ equity	425,424,425	450,891,023

Total liabilities and Partner’s equity	$425,424,425	$452,511,023

The accompanying notes form an integral part of these combined financial statements.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the period from January 1, 2023 to September 30, 2023	For the period from January 1, 2022 to September 30, 2022

Revenues
Oil and gas sales	$91,098,931	$120,024,757
Lease bonuses	1,788,093	2,731,987
Total revenues	92,887,024	122,756,744
Operating expenses
Production and ad valorem taxes	6,180,425	7,764,671
Depletion	23,989,085	22,670,734
General and administrative	10,533,600	9,313,685
Total operating expenses	40,703,110	39,749,090

Income from operations	52,183,914	83,007,654

Other income (expense)
Other income, net	1,818,911	522,323
Total other income	1,818,911	522,323

Net income	$54,002,825	$83,529,977

The accompanying notes form an integral part of these combined financial statements.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED STATEMENTS OF PARTNERS’ CAPITAL (UNAUDITED)

Limited Partners
For the period from January 1, 2023 to September 30, 2023

Balance at January 1, 2023	$450,891,023
Net income	54,002,825
Contributions	7,678,876
Distributions	(87,148,299)
Balance at September 30, 2023	$425,424,425

Limited Partners
For the period from January 1, 2022 to September 30, 2022

Balance at January 1, 2022	$426,712,079
Net income	83,529,977
Contributions	42,892,074
Distributions	(85,818,073)
Balance at September 30, 2022	$467,316,057

The accompanying notes form an integral part of these combined financial statements.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the period from January 1, 2023 to September 30, 2023	For the period from January 1, 2022 to September 30, 2022

Cash flows from operating activities:
Net income	$54,002,825	$83,529,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion	23,989,085	22,670,734
Effect of changes in current assets and liabilities:
Accounts receivable-oil and gas sales and other	13,533,882	(4,706,828)
Prepaid expenses and other current assets	(267,653)	293,598
Accounts payable and accrued expenses	(1,620,000)	—
Net cash provided by operating activities	89,638,139	101,787,481

Cash flows from investing activities:
Acquisition of oil and gas properties	(6,058,876)	(42,892,076)
Net cash used in investing activities	(6,058,876)	(42,892,076)

Cash flows from financing activities:
Contributions	7,678,876	42,892,074
Distributions	(87,148,299)	(85,818,073)
Net cash used in financing activities	(79,469,423)	(42,925,999)

Net increase (decrease) in cash and cash equivalents	4,109,840	15,969,406
Cash, cash equivalents and restricted cash at beginning of period	26,523,350	25,625,173
Cash, cash equivalents and restricted cash at end of period	$30,633,190	$41,594,579

The accompanying notes form an integral part of these combined financial statements.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business - Royalty Asset Holdings, LLC (“RAH LLC”) was formed as a Texas limited liability company on September 22, 2016. On March 7, 2017, RAH LLC was converted into Royalty Asset Holdings, LP (“RAH LP”), a Texas limited partnership pursuant to the filing of a certificate of conversion with the Secretary of State of the State of Texas and in accordance with the provisions of the Texas Limited Partnership Law.

Prior to the filing of the certificate of conversion, Royalty Asset Holdings GP, LLC (“RAH GP”), a Texas limited liability company and Brigadier Royalty Warehouse, LLC (“BRW”), a Texas limited liability company owned 0.1% and 99.9% equity interest in RAH LLC respectively. On March 7, 2017, RAH GP was appointed as the sole general partner and BRW was appointed as the sole limited partner of RAH LP. Effective as of April 1, 2017, BRW assigned to Warwick Royalty and Mineral Master Fund LP (“WRMF”) a Delaware limited partnership, all of BRW’s equity interests in and to each of RAH GP and RAH LP.

Royalty Asset Holdings II, LP (“RAH II LP”), a Delaware limited partnership was formed on February 11, 2019, by Warwick Royalty and Mineral Fund II GP Limited (“WRMF II GP”), a Cayman Islands exempted limited company, as the sole general partner, and Brigadier Royalty Warehouse II, LLC (“BRW II”), a Delaware limited liability company, as the sole limited partner. Effective as of April 18, 2019, BRW II assigned to Warwick Royalty and Mineral Master Fund II LP (“WRMF II”), a Delaware limited partnership, all BRW II’s equity interests in RAH II LP.

Saxum Asset Holdings, LP (“Saxum LP”) was formed on April 15, 2020, by Warwick Royalty and Mineral Fund III GP Limited, a Cayman Islands exempted company as the sole general partner (“WRMF III GP”) and Warwick Royalty and Mineral Master Fund III LP (“WRMF III”), a Delaware limited partnership, as the sole limited partner to Saxum LP.

RAH LP, RAH II LP and Saxum LP together are known as the Limited Partners.

RAH LP, RAH II LP and Saxum LP (together the “Businesses”) were formed to seek and acquire both producing and nonproducing mineral interests, royalty interests, overriding royalty interests, net profit interests, and production payments, in each case, in the United States.

The general partners of the Businesses (the “General Partners”) and the Businesses have delegated, subject to its responsibility and supervision, day-to-day investment management of the Partnership’s assets to GRP Royalty Holdings LLC, a Texas limited liability company and their affiliates, GRP RAH I Holdings LLC, GRP RAH II Holdings LLC and GRP Saxum Holdings, LLC, all of which are Delaware limited liability companies (together the “Manager”).

Basis of Presentation - The accompanying combined financial statements and related notes thereto were prepared in conformity with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements - Management is required to make certain estimates and assumptions in the preparation of the combined financial statements that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The impact of oil and gas prices has a significant impact on estimates made by management. Changes in the value of these commodities has a direct impact on the economic limits of estimated oil and gas reserves. These economic limits have significant effects upon predicted reserve values. These estimates are the basis for the calculation of depletion for the oil and gas properties and the assessment as to whether an impairment of such properties is required. Further, these estimates and other factors, including those outside of the Businesses’ control, such as the impact of sustained lower commodity prices, can potentially impact operators' current and future development plans

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)
(including the impact to undeveloped oil & gas properties), which could have a significant adverse impact to the Businesses’ financial condition, results of operations and cash flows.

The Businesses’ oil, natural gas, and natural gas liquid reserves represent estimated quantities of oil and gas which, using geological and engineering data are estimated with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and gas reserves and their values including many factors beyond the Businesses’ control. Accordingly, reserve estimates are different from the future quantities of oil and gas that are ultimately recovered.

Cash - Cash includes cash on hand.

Accrued Revenue Recognized on Production Income Basis

Production estimates are made based upon internal estimated ultimate recovery curves in the routine course of business if publicly available data does not exist for new Proved Developed Producing (PDP) wells.

Revenue from Contracts with Customers

Oil and Gas Sales

Revenues from oil, natural gas and natural gas liquids are generally recognized when control of the product is transferred to the purchaser, which is the point where performance obligations are satisfied based on the Businesses’ percentage ownership share of the revenue, net of any deductions for gathering and transportation. All the Businesses’ oil and gas sales are made under contracts between the operators of the properties in which the Businesses hold interest and their respective customers. The Businesses' contract is with the operator of the oil and gas properties; however, we have concluded that the substance of the transactions between the Businesses and the end customer results in the Businesses being the principal within the context of Accounting Standards Codification 606, Revenue from Contracts with Customers, "ASC 606". The Businesses' performance obligations are satisfied at the point in time the product is delivered by the operator to the purchaser of the hydrocarbons. Accordingly, the Businesses' contracts do not give rise to contract assets or liabilities.

The Businesses typically receive payment for oil and gas sales within 60 days, unless the product being sold is related to a newly drilled well, in which case payment may be received up to six months beyond the date of first production. Contracts for the sale of oil, natural gas and natural gas liquids are industry standard contracts that include variable consideration based upon a monthly index and may include provisions related to gravity, price differentials, discounts and other adjustments and deductions. As each unit of production represents a separate performance obligation, the consideration is variable as it relates to oil and gas prices, and the variability is resolved as each unit of production is delivered to the purchaser, variable consideration does not need to be estimated. Additionally, the Businesses' right to royalties does not originate until production occurs and, therefore, is not considered to exist beyond each day's production. Therefore, there are no unsatisfied performance obligations at the end of the period.

Lease Bonus Revenue

The Businesses earn revenue from lease bonuses. Lease bonus revenue is generated by leasing the Businesses’ mineral interests to exploration and production companies. A lease agreement represents a contract with a customer (in this case the operator of oil and gas properties) and generally transfers the rights to any oil, natural gas and natural gas liquids discovered, grants the Businesses a right to a specified royalty interest and requires that drilling and completion operations commence within a specified time frame. The Businesses recognize lease bonus revenue when the lease agreement has been executed, payment has been received, and the Businesses have no obligation to refund the payment. At the time the Businesses execute the lease agreement, the Businesses expect to receive payment of the lease bonus within a short time frame, but in no case more than one year. As such, the Businesses have not adjusted the expected amount of revenue for the effects of any significant financing component per the practical expedient in ASC 606.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)
Prior-Period Performance Obligations

The Businesses derive revenue from the sale of oil, natural gas and natural gas liquids produced from properties in which they own a royalty or overriding royalty interest, which is recognized based on the Businesses’ pro-rata interest. Revenue is recorded and receivables are accrued in the month production is delivered to the purchaser, at which time ownership of the oil and gas is transferred to the purchaser. The Businesses accrue revenue based on estimated production dates of the wells associated with the Businesses’ mineral and overriding royalty interests, along with estimates of pricing for the production. In certain instances, statements are received from operators which provide information with respect to actual revenues to be received after period end, which are incorporated into the accrued revenue analysis.

The difference between the Businesses' estimates and the actual amounts received for oil and gas sales is recorded in the month that payment is received. For the nine month periods ended September 30, 2023 and 2022, revenues recognized relating to performance obligations satisfied in prior periods were immaterial.

The Businesses' oil, natural gas and natural gas liquids receivables are related to revenues due from operators of properties in which the Businesses owns mineral or overriding royalty interests. Although diversified amongst several producers, collectability of receivables is largely dependent upon the general economic conditions of the industry. All receivables are reviewed periodically, and balances are written off when, in the judgement of management, the receivable becomes uncollectible. Historically, the Businesses have not experienced significant issues with collectability and have determined no allowance for uncollectible accounts is necessary at September 30, 2023 and 2022.

Disaggregation of Revenue

The following table disaggregates the Businesses' total oil and gas sales by product type net of any deductions for gathering and transportation.

	For the Periods Ended September 30,
	2023	2022
Oil sales	$76,171,584	$91,531,048
Gas sales	5,301,974	14,753,029
Natural gas liquids sales	9,625,373	13,740,680
Oil and gas sales	$91,098,931	$120,024,757

Concentrations of Credit Risk - The Businesses regularly have cash in a single financial institution which exceeds federal depository insurance limits. The Businesses place such deposits with high credit quality institutions and have not experienced any credit losses. The Businesses are also subject to credit risk related to oil and gas receivables due from operators related to the sale of hydrocarbons produced from properties in which the Businesses own a mineral or overriding royalty interest. For the periods ended September 30, 2023 and 2022, one purchaser accounted for more than 10% of royalty income each period.

Fair Value of Financial Instruments - The Businesses' financial instruments consist of cash, accounts receivables, prepayments, other current assets, account payables and accrued expenses. The carrying values of these financial instruments are considered to be representative of their fair market value, due to the short-term maturity of these instruments.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)
Accounting for Oil and Gas Operations - The Businesses use the full cost method of accounting for oil and gas properties. Under this method, all costs related to the acquisition, exploration and development of oil and gas properties are capitalized to the full cost pool. The Businesses' oil and gas properties are comprised of only mineral and overriding royalty interests. As such, the Businesses have not incurred any exploration or development costs.

All acquisitions of mineral and royalty interests are considered asset acquisitions in accordance with the guidance in Accounting Standards Codification 805 – Business Combinations. For asset acquisitions, the purchase price (which includes costs incurred for the acquisition) is allocated to the individual assets acquired and liabilities assumed based on their relative fair values. In substantially all of the acquisitions completed by the Businesses during the periods ended September 30, 2023 and September 30, 2022, the fair value of the proved properties acquired exceeded the purchase price. As such, the purchase price for each acquisition was fully allocated to proved properties. Proceeds from the disposition of oil and gas properties are accounted for as adjustments to the full cost pool, with no gain or loss recognized unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves.

Proved reserves are those quantities of petroleum that, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable from a given date forward from known reservoirs and under defined economic conditions, operating methods, and government regulations. Fair values of acquired proved properties were estimated using associated future net cash flows prepared by the Businesses’ internal reservoir engineers, which include significant inputs such as anticipated production of proved reserves and other relevant data.

Depletion of capitalized costs of oil and gas properties is provided for using the units of production method based upon estimates of proved oil and gas reserves. In calculating depletion, the volume of proved oil and gas reserves and production is converted into a common unit of measure at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of oil. Depletion expense for the periods ended September 30, 2023 and 2022 was $23,989,085 or $13.09 per barrel of oil equivalent and $22,670,734 or $13.00 per barrel of oil equivalent, respectively.

In accordance with the full cost method of accounting, the net capitalized costs of oil and gas properties are subject to a ceiling. The cost center ceiling is defined as the sum of (a) estimated future net revenues from proved reserves, discounted at 10% per annum based on the trailing 12-month unweighted arithmetic average of the commodity prices posted on the first day of each month in the respective year, adjusted for existing contract provisions; (b) the cost of properties not being amortized, if any; and (c) the lower of cost or fair market value of unproved properties included in the cost being amortized.

If the net book value exceeds the ceiling, the book balance of the properties is written down to the ceiling via an impairment charge. No ceiling test impairment was recorded for the nine-month periods ended September 30, 2023 and 2022.

Income Taxes - All the Businesses are disregarded for U.S. income tax purposes. As such, they are neither subject to taxation nor required to submit tax returns. All the assets and liabilities of the Businesses are treated as owned directly by the respective limited partners. Further, the Businesses are passive entities for Texas franchise tax purposes, so they are not subject to tax in the state.

Recently Issued Accounting Standards

Adoption of ASU 2016-13

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. In May 2019, ASU 2016-13 was subsequently amended by ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses and ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted

Transition Relief. ASU 2016-13, as amended, applies to trade receivables, financial assets and certain other instruments that are not measured at fair value through net income. This ASU replaces the currently required incurred loss approach with an expected loss model for instruments measured at amortized cost and is effective for financial statements issued for fiscal years beginning after December 15, 2022, including interim periods in those

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)
fiscal years. Adoption of the accounting standard did not have a material impact on the combined financial statements or related disclosures.

There are no other accounting standards applicable to the Businesses that would have a material effect on the Businesses' combined financial statements and disclosures that have been issued but not yet adopted by the Businesses as of September 30, 2023, and through the filing date of this report.

2.    ACQUISITIONS OF ASSETS

2023 Acquisitions

During the nine months ended September 30, 2023, in individually insignificant transactions, the Businesses acquired, from unrelated third party sellers, mineral and royalty interests representing 580 net royalty acres in the Permian Basin for an aggregate net purchase price of approximately $6.1 million, including certain customary post-closing adjustments. The Businesses funded the acquisitions through capital contributions from Partners.

2022 Acquisitions

During the nine months ended September 30, 2022, in individually insignificant transactions, the Businesses acquired, from unrelated third party sellers, mineral and royalty interests representing 1,674 net royalty acres in the Permian Basin for an aggregate net purchase price of approximately $42.9 million, including certain customary post-closing adjustments. The Businesses funded the acquisitions through capital contributions from Partners.

3.    COMMITMENTS AND CONTINGENCIES

The Businesses may from time to time be involved in various legal actions arising in the normal course of business or from activities associated with properties prior to their acquisition by the Businesses. In the opinion of management, the Businesses’ liability, if any, in these pending actions would not have a material adverse effect on the financial position, results of operations or cash flows of the Businesses.

4.    PARTNERS’ CAPITAL

Capitalization and Distributions – The General Partners of the Businesses may from time to time call capital, and the limited partners will contribute capital to the Businesses in accordance with their respective Partnership Interests.

During the periods ended September 30, 2023 and 2022, the Businesses made aggregate distributions to their limited partners of $87,148,299 and $85,818,073, respectively.

The limited partners shall not be entitled to (a) withdraw from the Businesses except upon the assignment by the limited partner of all of the limited partner’s interest in the Businesses, or (b) the return of the limited partner’s capital contributions except to the extent, if any, that distributions made pursuant to the express terms of the limited partnership agreement may be considered as such by law or upon dissolution and liquidation of the Businesses, and then only to the extent expressly provided for in the limited partnership agreement and as permitted by applicable law.

Except upon liquidation, all distributions of cash or property of the Businesses to the Partners is made in accordance with their Partnership Interests. The timing of all distributions of the Businesses’ income and capital is at the sole discretion of the General Partner. No Partner is entitled to withdraw any part of its capital contributions or its capital account or to receive any distribution from the Businesses, except as provided in the limited partnership agreement.

Dissolution, Liquidation, and Terminations - The Businesses shall dissolve upon the happening of one of the following events: (a) any event which, in the opinion of the General Partner, would make it in the best interests of the Businesses to be dissolved; (b) the bankruptcy of the General Partner; or (c) the occurrence of any other event under the agreement that causes the dissolution of a limited partnership (unless the Partners elect to continue the Businesses within 90 days of such event in accordance with the agreement, if permissible under the circumstances).

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)

Upon dissolution, the General Partner shall proceed diligently to wind up the business and affairs of the Businesses, allocate income and loss among the limited partners and distribute its properties and assets, if any. Distributions to limited partners upon the liquidation of the Businesses will be made pro rata in accordance with the Partners’ Partnership Interests. Subject to the preceding sentence, the manner in which the Businesses is liquidated will be within the sole and absolute discretion of the General Partner.

5.    RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operational decisions or if two entities are under common control. Related party transactions in the Partnership are discussed below.

Service Fee

The Manager is entitled to a monthly service fee of $135,000 from each of the Businesses. In addition, the Businesses pay the Manager a quarterly incentive payment (“MIP”) which is calculated by the General Partner as of the end of each calendar quarter during the period in an amount equal to 5% of the net cash flows realized by each Business during the calendar quarter.

The services fee and MIP paid out for the periods ended September 30, 2023 and 2022 were $8,382,028 and $8,122,195, respectively.

6.    SUBSEQUENT EVENTS

Subsequent events have been evaluated through November 13, 2023, the date the combined financial statements were issued. Subsequent to September 30, 2023 and up to November 13, 2023, the Businesses made distributions of $29,801,211. No additional subsequent events of a material nature have been identified that require recognition or disclosure.